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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 13, 2001

NEW CENTURY FINANCIAL CORPORATION
(Exact Name of Issuer as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-22633 (Commission File Number)	33-0683629 (IRS Employer Identification Number)
18400 Von Karman, Suite 1000, Irvine, California 92612 (Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code (949) 440-7030

ITEM 5. OTHER EVENTS

    A copy of the press release issued by New Century Financial Corporation, a Delaware corporation, on December 13, 2001 is filed as Exhibit 99.1 to this Current Report and is incorporated herein by reference.

    The furnishing of this information is not intended to constitute a representation that such furnishing is required by Regulation FD or that the information it contains is material investor information that is not otherwise publicly available. In addition, all of the information in this report on Form 8-K is presented as of the date of this report, and the Company does not assume any obligation to update such information in the future.

ITEM 7. EXHIBITS

(a)	Financial statements of business acquired. Not applicable.
(b)	Pro forma financial information. Not applicable.
(c)	Exhibits.
	Exhibit No.	Description
	99.1	Press Release, dated December 13, 2001.

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SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW CENTURY FINANCIAL CORPORATION
December 20, 2001	By:	/s/ ROBERT K. COLE Robert K. Cole Chairman and Chief Executive Officer

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  ITEM 5. OTHER EVENTS
  ITEM 7. EXHIBITS
SIGNATURES